EXHIBIT 99.2

SEA CONTAINERS PROVIDES UPDATE ON FINANCIAL CONDITION,
GE SEACO AND OTHER MATTERS

Hamilton, Bermuda, June 12, 2006. Sea Containers Ltd. (NYSE: SCRA and SCRB, www.seacontainers.com) announced earlier today in conjunction with the buyer that it has entered into a definitive agreement to sell the core business of its Baltic ferry subsidiary Silja Oy Ab to AS Tallink Grupp for a total consideration of approximately $594 million in cash and shares. The Company is also providing an update on its financial condition, GE SeaCo and other matters, pending completion of its annual report on SEC Form 10-K for the year ended December 31, 2005 and its quarterly report on SEC Form 10-Q for the three months ended March 31, 2006.

Sale of Silja and Other Ferry Assets
------------------------------------

The consideration for the sale of Silja's core business is (euro)450 million cash and 5 million ordinary shares in Tallink. The shares are listed on the Tallinn stock exchange and had a closing price on June 9, 2006 of (euro)3.77 per share. The dollar equivalent values are approximately $570 million in cash and $24 million in aggregate share value, for a total of approximately $594 million. The shares cannot be sold within 12 months of the completion of the Silja sale without permission of Tallink. The Silja sale is subject to customary conditions including the receipt of regulatory approvals from the relevant competition authorities, corporate approval of Tallink's shareholders and a further condition that the sale be completed by July 28, 2006. Societe Generale, which advised Sea Containers on this transaction, indicated that the sale is expected to be completed by that date.

Upon completion of the Silja sale, the Company anticipates that after working capital adjustments and transaction fees it will receive net cash proceeds of approximately $60 million and repay approximately $510 million of related bank debt. The Company has received an opinion from Societe Generale as to the fairness, from a financial point of view, of the transaction to the Company.

The transaction with Tallink includes six of the eight ships held for sale by Sea Containers as part of the Silja core business. These ships generated an EBITDA profit before depreciation, amortization and non-recurring items of approximately (euro)30 million (dollar equivalent $37 million) in 2005. The transaction with Tallink does not include the fast ferry services from Helsinki, Finland to Tallinn, Estonia and the two 100-meter SuperSeaCat fast ferries which operate on the route. That business will continue to be operated by Sea Containers on a stand alone basis. The transaction also excludes Silja's three "legacy" vessels, Opera, Finnjet and Walrus, which are not employed on Silja's core routes.

As a result of the debt repayment to release the security over the Silja business to enable the Silja sale, Opera and Finnjet will become free of bank debt. Sea Containers will continue to seek to dispose of these two vessels. Sea Containers has separately completed the sale of the third legacy ship, the Walrus, for a consideration equal to related bank debt of $21 million, with no net proceeds to the Company.

Sea Containers has also signed a memorandum of agreement to sell its 81meter fast ferry Rapide. If completed, all the proceeds of the sale would be used to retire debt secured by the ship.



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Update on Cash Position
-----------------------

Sea Containers had a consolidated operating loss for the year ended December 31, 2005 and the three months ended March 31, 2006, continues to generate operating losses and currently has negative cash flow. As at May 31, 2006, the Company's total consolidated cash was approximately $183 million. This compares to $347 million at December 31, 2005 and $106 million at September 30, 2005.

The increase in total consolidated cash from October 1, 2005 to December 31, 2005 was $241 million. This increase included the benefit of the net proceeds from the sale of shares in Orient-Express Hotels Ltd. (NYSE:OEH) of $301 million with operating cash inflows including working capital movements contributing $43 million and fixed asset sale proceeds contributing another $32 million. These receipts were partly offset by the payment of senior secured debt of $87 million and interest of $24 million and net capital expenditure and other outflows of $24 million.

The reduction in total consolidated cash from December 31, 2005 to May 31, 2006 was $164 million. Operating cash outflows including working capital movement amounted to $55 million with scheduled repayment of senior secured debt of $58 million and interest of approximately $35 million. Net capital expenditure necessary to maintain the operating capability of the business caused much of the remaining $16 million reduction.

Of the $183 million of total consolidated cash at May 31, 2006, only approximately $52 million was readily available for the Company's use as free cash. The other $131 million of cash, was either restricted as security for Sea Containers' obligations to third parties, or was held by subsidiaries and cannot be remitted to the Company for various regulatory or financial covenant reasons.

The Company is considering various options to increase its available free cash. The short term liquidity of Sea Containers is dependent on the successful completion of the Silja transaction, a proposed refinancing of container assets, and/or other potential non-operational sources of funds. Sufficient short term liquidity is also dependent on there continuing to be no acceleration of repayment of debt facilities in default and for the present, at least, the retention of part of the OEH share sale proceeds (noted further below).

Financial Statements
--------------------

As announced on May 1, 2006, the Company remains unable to file its 2005 Form 10-K annual report, including its audited 2005 consolidated financial statements, as it has not completed its internal processes with respect to applicable certifications. The Company's external professional advisers are assisting the Board in completing these processes as expeditiously as practicable. Because of the 10-K delay, the filing of the Company's first quarter 2006 Form 10-Q has also been delayed.

Public Note Indentures
----------------------

The Company's public note indentures contain a covenant requiring it to maintain consolidated tangible net worth (as defined in the indentures) of at least $175 million. As noted above, the Company has not completed its internal processes to finalize its financial statements for the year ended December 31, 2005 or for the first quarter ended March 31, 2006. Because the consolidated tangible net worth calculation is based on the financial statements, the Company will not be in a position to confirm whether it has been in compliance with this covenant until the financial statements are finalized. The calculation is subject to adjustment for events up to the date of 10-K and 10-Q filing, of which the most significant is continuing change in the estimated net sale value of ferry assets held for disposal at December 31, 2005 including Silja. These continuing adjusting events could result in the consolidated tangible net worth of the Company being at less than $175



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million as of December 31, 2005, but this matter cannot be confirmed until the relevant financial statements are finalized.

The Company's public note indentures also contain a covenant requiring that net proceeds from asset sales be applied to the payment of debt or the investment in replacement assets within six months of receipt of the net proceeds. Thereafter, under the covenant, any remaining net proceeds ("excess proceeds") must be applied to an offer to purchase outstanding public notes (an "excess proceeds offer"). In addition, the Company's indenture for the public notes maturing in 2012 contains a specific covenant for the application of the proceeds of sale of the OEH shares.

Of the net proceeds received from the sale of OEH shares, the Company has applied approximately $200 million as required in the indentures, and estimates that it will have approximately $100 million of excess proceeds at the time the indenture covenant requires the Company to make an excess proceeds offer. The approximate $52 million balance of the Company's "free cash" at May 31, 2006, however, includes these $100 million excess proceeds. Consequently the Company has decided to retain the OEH share sale proceeds unless it determines that they or a portion of them are not needed to fund operations during the coming months. A failure to make an excess proceeds offer would constitute a default under the public note indentures.

Further to the Company's May 1, 2006 news release, Sea Containers' management is finalizing its business plan, including an assessment of the appropriate level of debt capacity and appropriate range of values of the Company. Management continues to explore a range of appropriate strategic and financial alternatives, which may include a restructuring of the Company's obligations under the public notes. To facilitate discussions with its public note holders and implementation of any of these alternatives, the Company has signed a confidentiality agreement with a law firm and with a financial advisor, each of whom will act in the interest of the public note holders in discussions with the Company.

Sea Containers can give no assurance as to the results of any restructuring including the impact upon creditors and equity holders. The Company is currently unable to confirm whether it expects to pay the $115 million principal amount of 10 3/4% senior notes due on October 15, 2006. Payment may not be made unless the Company expects that it will also be able to pay in full when due its other public notes maturing in 2008, 2009 and 2012 and all other unsecured creditors including potential significant pension liabilities.

Secured Credit Facilities
-------------------------

The Company remains in default under many of its secured credit facilities due to breaches of certain financial covenants and other requirements contained in these facilities. The Company's secured and other credit facilities also generally include cross-default provisions so that non-compliance with a covenant in one secured credit facility constitutes a default under substantially all other credit facilities. The Company is continuing discussions with its lenders regarding waivers, amendments and forbearances to address pending and prospective defaults. No lender has taken any action to exercise remedies in respect of any events of default and many lenders have signed forebearance agreements effective through the end of June.

GE SeaCo Update
---------------

As previously announced by Sea Containers, the decision issued on April 28, 2006 in the arbitration between Sea Containers and GE Capital relating to their container leasing joint venture, GE SeaCo, directed the parties to attempt to reach agreement regarding both the amount due to GE SeaCo as a result of certain breaches of the Services Agreement under which Sea Containers provided services to GE SeaCo, and the amount to be paid to GE Capital as reimbursement of its arbitration costs.



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On June 2, 2006, Sea Containers and GE Capital entered into a settlement agreement regarding these amounts and the terms of the temporary provision by Sea Containers to GE SeaCo of certain services previously provided under the Services Agreement. Sea Containers agreed to pay GE SeaCo a net aggregate amount of approximately $16.3 million, in addition to the amounts Sea Containers had previously paid to GE SeaCo in 2005 to cure then alleged breaches of the Services Agreement. Following discussion with GE Capital, this amount is about $4 million more than the estimated amount set forth in Sea Containers' May 3, 2006 news release about the arbitration decision. Under the settlement agreement, Sea Containers will also pay GE Capital approximately $1.75 million representing its arbitration costs.

Simultaneously with the execution of the settlement agreement, Sea Containers paid a total of $4 million to GE SeaCo and GE Capital. The balance (approximately $14 million), together with interest from June 2, will be paid in subsequent monthly instalments of $2 million each. If the sale of the Silja ferry business is completed before Sea Containers has paid the full amount due GE SeaCo, the remaining balance will be paid out of the net proceeds received from the Silja sale.

Under the arbitration decision and the settlement agreement, the Services Agreement was terminated effective May 28, 2006. However, Sea Containers will continue to supply certain services to GE SeaCo on a temporary basis and be compensated accordingly. GE SeaCo will continue to occupy space in Sea Containers House in London, England until at least December 31, 2006. GE SeaCo has the right to continue to occupy all or a portion of that space during 2007, subject to Sea Containers' right to cancel for any period after April 1, 2007 on six-months' prior notice. Sea Containers will also continue to furnish GE SeaCo with certain computer services through at least September 30, 2006, and continuing through 2007 at GE SeaCo's option.

Pursuant to the agreements establishing the GE SeaCo joint venture, GE Capital has had the right to appoint a ninth member of the GE SeaCo board of directors. On April 13, 2006, GE Capital exercised this right and, as a result, a majority of the GE SeaCo board is composed GE Capital appointees. GE Capital is therefore in a position to elect GE SeaCo's officers and to control and manage GE SeaCo's business affairs, subject to the provisions of the GE SeaCo joint venture agreements. The settlement agreement confirms GE Capital's right to appoint a ninth GE SeaCo director.

GE SeaCo has withdrawn as a participant in the pension plan maintained by Sea Containers for United Kingdom employees, and is establishing its own pension plan specifically for GE SeaCo employees. The settlement agreement also resolves possible disputes between Sea Containers and GE SeaCo relating to GE SeaCo's withdrawal from the Sea Containers pension plan and the amounts which GE SeaCo may be required to contribute to that plan upon its withdrawal.

GNER Update
-----------

The Company and its subsidiary Great North Eastern Railway Limited (GNER) have decided to seek permission from the High Court in Britain for a judicial review of the decision made by the U.K. Office of Rail Regulation on March 23, 2006 regarding track access applications granting open access to Grand Central Railway Company Limited and Hull Trains Company Limited. GNER believes these open access operators unfairly compete for passenger traffic on portions of GNER's routes.

Sea Containers has reluctantly decided to withdraw from its joint bid with the MTR Corporation for the new South Western passenger rail franchise. In light of the Company's current challenges and the need to divert senior specialist personnel from the bid to support GNER's legal challenge against the Office of Rail Regulation, Sea Containers feels that removing itself from the South Western franchise competition is the prudent step to take at this time.



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Conclusion
----------

The disposal of Silja is an important stage in the Company strategy of divesting of its ferry and sundry assets and paying down the high level of associated debt. This, combined with a substantial reduction in overheads, will form the basis of the Company's restructuring decisions in connection with its discussions with stakeholders over the coming weeks.


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Management believes that EBITDA (net earnings adjusted for net finance costs, tax, depreciation, amortization and the investment in equity investees other than GE SeaCo) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding the proposed sale of the Silja business, compliance with public note indentures, public note restructurings, bank waivers, amendments and forebearance agreements, sustainable cash flow, cost reductions and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the transport markets in which the company operates of terrorist activity and any police or military response, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, variable fuel prices, uncertainty of negotiating and completing proposed sale, chartering or disposal transactions on acceptable terms, realization of asset sales proceeds less than related mortgage debt, inadequate sources of capital and unacceptability of proposed finance terms and inability to reduce debt, inability to agree necessary waivers, amendments or forebearance agreements relating to bank lending covenants resulting in bank loan agreement defaults, inability to comply with public note covenants resulting public note indenture defaults, possible rating agency downgrades of the company and its debt securities, global, regional and industry economic conditions, shifting patterns and levels of regional passenger travel, seasonality and adverse weather conditions, possible lay-up of ships that cannot be sold, chartered out or redeployed and incurrence of lay-up costs, potential incurrence of disposal losses, restructuring charges and asset impairments greater than currently estimated, and legislative, regulatory and political developments. Further information regarding these and other factors is included in the filings by the company with the U.S. Securities and Exchange Commission.

                                    * * * * *


For further information:
Lisa Barnard
Director of Communications, Sea Containers group of companies
Tel: +44 207 805 5550
Email: lisa.barnard@seacontainers.com

Investor Relations enquiries:
William W. Galvin III, The Galvin Partnership
Tel: +1 (203) 618 9800
Email: wwg@galvinpartners.com